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                                                                       EXHIBIT 1


                           JOINT REPORTING AGREEMENT

          In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

          (a)  Such party is eligible to file a statement or statements on
Schedule 13D pertaining to the Common Stock, $.01 par value per share, of Computron Software, Inc., to which this agreement is an exhibit, for filing of the information contained herein.

          (b) Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained herein, provided that no such party is responsible for the completeness or accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          (c) Such party agrees that such statement is filed by and on behalf of each party and that any amendment thereto will be filed on behalf of each such party.

          This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:  January 9, 1998


                                    LONDON MERCHANT SECURITIES PLC


                                    By:    /s/ Michael Waldron
                                         ----------------------------
                                    Name:  Michael Waldron
                                    Title: Director


                                    LION INVESTMENTS LIMITED

                                    By:    /s/ Michael Waldron
                                         ----------------------------
                                    Name:  Michael Waldron
                                    Title: Director

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                                    WESTPOOL INVESTMENT TRUST PLC


                                    By:    /s/ Michael Waldron
                                         ----------------------------
                                    Name:  Michael Waldron
                                    Title: Director

                                    THE WEBER FAMILY TRUST DATED 1/6/89


                                    By:    /s/  Eugene M. Weber
                                         ----------------------------
                                    Name:  Eugene M. Weber
                                    Title: Trustee


                                    EUGENE M. WEBER


                                     /s/ Eugene M. Weber
                                    ---------------------------------


                                    ANGELA G. WEBER


                                     /s/ Angela G. Weber
                                    ---------------------------------

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